Exhibit 4.1

CORRECTIONS CORPORATION OF AMERICA

and

the Guarantors named herein

7 3/4% SENIOR NOTES DUE 2017

SUPPLEMENTAL INDENTURE

DATED AS OF APRIL 3, 2013

U.S. BANK NATIONAL ASSOCIATION,

Trustee

This SUPPLEMENTAL INDENTURE (“Supplemental Indenture”), dated as of April 3, 2013, among Corrections Corporation of America, a Maryland corporation (the “Company”), the Guarantors identified on the signature pages hereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, the Guarantors and the Trustee have entered into a Base Indenture, dated as of January 23, 2006, as heretofore amended by the Second Supplemental Indenture, dated as of June 3, 2009, as heretofore amended and supplemented (the “Original Indenture”), governing the Company’s 7 3/4% Senior Notes due 2017 (the “Notes”);

WHEREAS, under Section 9.02 of the Original Indenture, the Company, the Guarantors and the Trustee may amend the Original Indenture with the consent of the Holders of at least a majority in principal amount of Notes then outstanding voting as a single class pursuant to the terms set forth therein; and

WHEREAS, Holders of a majority in principal amount of Notes outstanding voting as a single class have consented to the amendments set forth herein in connection with the tender offer and consent solicitation of the Company commencing on March 21, 2013, with respect to the Notes (the “Tender Offer”); and

WHEREAS, the Company and the Guarantors desire to enter into this Supplemental Indenture on the date set forth above for the purpose of making the amendments set forth herein, which amendments will become operative as set forth in Section 4 herein; and

WHEREAS, all other conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument enforceable in accordance with its terms have been performed and fulfilled by the parties hereto, and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

1. DEFINITIONS. For all purposes of the Original Indenture and this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) References. The terms “herein,” “hereof” and other words of similar import refer to the Original Indenture and this Supplemental Indenture as a whole and not to any particular article, section or other subdivision; and

(b) Capitalized Terms. All capitalized terms used in this Supplemental Indenture but not defined herein shall have the meanings assigned to such terms in the Original Indenture.

2. ELIMINATION AND AMENDMENT OF CERTAIN DEFINED TERMS IN ARTICLE I OF THE ORIGINAL INDENTURE. From and as of the Operational Time (as defined in Section 4(b) of this Supplemental Indenture), any defined terms appearing in Article I of the Original Indenture or elsewhere in the Original Indenture, and all references thereto, that are used solely in the sections, subsections or provisions of the Original Indenture deleted from the Original Indenture by virtue of Section 3 of this Supplemental Indenture shall be deleted in their entireties from Section 1.01 of the Original Indenture.

3. AMENDMENT OF CERTAIN PROVISIONS OF ARTICLES 3, 4, 5 AND 6 AND OTHER RELATED PROVISIONS OF THE ORIGINAL INDENTURE.

(a) Amendment of Section 3.09 of the Original Indenture. From and as of the Operational Time (as defined in Section 4(b) of this Supplemental Indenture), Section 3.09 of the Original Indenture shall be amended by deleting such section in its entirety, together with any references thereto in the Original Indenture.

(b) Amendment of Article 4 of the Original Indenture. From and as of the Operational Time (as defined in Section 4(b) of this Supplemental Indenture), Article 4 of the Original Indenture shall be amended as follows by:

(i) deleting Sections 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.19 and 4.20 in their entireties, together with any references thereto in the Original Indenture, and

(ii) deleting Section 4.03 of the Original Indenture and substituting the following therefor:

“Section 4.03 Reports. The Company shall comply with the provisions of TIA Section 314(a), as applicable.”

(c) Amendment of Section 5.01 of the Original Indenture. From and as of the Operational Time (as defined in Section 4(b) of this Supplemental Indenture), Section 5.01 of the Original Indenture shall be amended by

(i) Adding “and” after “;” at the end of clause (2);

(ii) Deleting “; and” at the end of clause (3) and substituting “.” therefor; and

(iii) Deleting clause (4) in its entirety.

(d) Amendment of Article 6 of the Original Indenture. From and as of the Operational Time (as defined in Section 4(b) of this Supplemental Indenture), Article 6 of the Original Indenture shall be amended by: (i) deleting Sections 6.01(5), (6), (7) and (8) in their entireties, together with any references thereto in the Original Indenture; (ii) adding “and” after “;” at the end of Section 6.01(2); and (iii) deleting “;” at the end of Section 6.01(3) and substituting “.” therefor.

(e) Amendment of Additional Provisions of Original Indenture. From and as of the Operational Time (as defined in Section 4(b) of this Supplemental Indenture), any and all additional provisions of the Original Indenture shall be deemed amended to reflect the intentions of the amendments provided for in this Section 3 and elsewhere herein.

4. EFFECT OF SUPPLEMENTAL INDENTURE; OPERATION OF AMENDMENTS.

(a) Effect of Supplemental Indenture. In accordance with Section 9.04 of the Original Indenture, upon the execution of this Supplemental Indenture, the Original Indenture shall be modified in accordance herewith, and this Supplemental Indenture shall form a part of the Original Indenture for all purposes; and every Holder of the Notes heretofore authenticated and delivered under the Original Indenture shall be bound hereby. Except as modified by this Supplemental Indenture, the Original Indenture and the Notes, and the rights of the Holders of the Notes thereunder, shall remain unchanged and in full force and effect.

(b) Operation of Amendments. The provisions of this Supplemental Indenture shall not become operative until the date and time (such date and time, the “Operational Time”) the Company notifies (in writing) D.F. King & Co., Inc., as tender agent for the Notes under the Tender Offer (the “Tender Agent”), that the Company has purchased Notes tendered and not withdrawn pursuant to the Tender Offer. In the event the Company notifies (in writing) the Tender Agent that it has withdrawn or terminated the Tender Offer prior to the Operational Time, this Supplemental Indenture shall be terminated and be of no force or effect and the Original Indenture shall not be modified hereby. The Company shall promptly notify the Trustee in writing of any notice it gives to the Tender Agent.

5. MATTERS CONCERNING THE TRUSTEE. The Trustee accepts the trusts of the Original Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same, but only upon the terms and conditions set forth in the Original Indenture, as amended and supplemented by this Supplemental Indenture, to which the parties hereto and the Holders from time to time of the Notes agree and, except as expressly set forth in the Original Indenture, as amended and supplemented by this Supplemental Indenture, shall incur no liability or responsibility in respect thereof. Without limiting the generality of the foregoing, the recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness, and the Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or any consents thereto.

6. RATIFICATION AND CONFIRMATION OF THE ORIGINAL INDENTURE. Except as expressly amended hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

7. MISCELLANEOUS.

(a) Binding Effect. All agreements of the Company in this Supplemental Indenture shall be binding upon the Company’s successors. All agreements of the Trustee in this Supplemental Indenture shall be binding upon its successors.

(b) Governing Law. This Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

(c) Conflict with Trust Indenture Act of 1939. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by Sections 310-317 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), by operation of Section 318(c) of the Trust Indenture Act, the imposed duties shall control.

(d) Headings for Convenience of Reference. The titles and headings of the sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

(e) Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but such counterparts shall constitute but one and the same agreement.

(f) Severability. In case any provision of this Supplemental Indenture shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Original Indenture shall not in any way be affected or impaired thereby.

(g) Effect Upon Original Indenture. This Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

(signature page follows)

IN WITNESS WHEREOF, the Company and the Trustee have caused this Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized and their respective corporate seals, duly attested, to be hereunto affixed all as of the day and year first above written.

COMPANY:

CORRECTIONS CORPORATION OF AMERICA

By:	/s/ Todd J Mullenger
Todd J Mullenger,
Executive Vice President and Chief Financial Officer

Attest:

/s/ Steven E. Groom

GUARANTORS:

CCA TRS, LLC

By:	/s/ Todd J Mullenger
Todd J Mullenger,
Executive Vice President and Chief Financial Officer

CCA OF TENNESSEE, LLC

By:	/s/ Todd J Mullenger
Todd J Mullenger,
Executive Vice President and Chief Financial Officer

CCA HEALTH SERVICES, LLC CCA INTERNATIONAL, LLC PRISON REALTY MANAGEMENT, LLC TECHNICAL AND BUSINESS INSTITUTE OF AMERICA, LLC TRANSCOR AMERICA, LLC

By:	CCA OF TENNESSEE, LLC, sole member

	By:	/s/ Todd J Mullenger
Todd J Mullenger,
Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ David W. Doucette
	Name:	David W. Doucette
	Title:	Vice President